UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 2, 2012

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 2, 2012, Natus Medical Incorporated (the “Company”) completed the acquisition of the Nicolet neurodiagnostic business (“Nicolet”) from CareFusion and on July 3, 2012 filed a Current Report on Form 8-K describing the acquisition.

As of the acquisition date, Nicolet, based in Middleton, Wisconsin, had approximately 375 employees worldwide excluding employees covered under a post-acquisition Transition Services Agreement, as more fully described below.

On July 2, 2012, the Company initiated an integration and reorganization plan (the “Plan”) related to the acquisition of Nicolet.

Under the Plan, the Company will be reducing the size of its combined workforce by approximately 95 employees, representing approximately 8% of the workforce of the Company. The objectives of the Plan are to eliminate redundant costs, improve efficiencies in operations, and to move to an indirect sales model in certain countries in Europe, where Nicolet had previously sold under a direct sales model. The Company expects that substantially all of the staff reductions will be completed by December 31, 2012.

The Company also expects to hire up to 20 new employees to backfill some roles in new locations. The Company anticipates its combined workforce will be approximately 1,100 employees once the Plan is completed.

The cost of the plan including employee severance and a change in control agreement is expected to be approximately $6.4 million, substantially all of which will be cash based expenditures. All costs will be accrued and charged to expense as of the date the Plan was initiated.

The Company expects that the Plan will result in a net reduction of annual personnel-related costs of approximately $9.2 million that will be partially recognized beginning in the second half of 2012 and fully recognized beginning January 1, 2013.

Concurrent with the purchase of the Nicolet business, the Company and CareFusion entered into a Transition Services Agreement (“TSA”) for certain activities performed at a production facility in Gort, Ireland that the Company acquired. The production activities covered under the TSA are for products that CareFusion will retain and for which the Company has agreed to continue production for a period not to exceed six months. Severance costs associated with employees covered under the TSA will be borne by CareFusion.

Certain of the above statements regarding employee reductions, restructuring expense, the timing of those actions, and anticipated savings constitute “forward-looking statements.” These statements are protected by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that these forward-looking statements will be accurate since they are based on many assumptions which involve risks and uncertainties, both known and unknown. The following important factors could cause the estimated employee reductions, restructuring expense, estimated savings, and timing to differ: changes in economic or industry conditions, issues arising from rationalization of operations, and other risks identified in the Company’s Securities and Exchange Commission reports and public announcements. Any forward-looking statements included in this report are as of the date made and the Company does not intend to update them if its views later change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Dated: July 9, 2012	By:	/s/ Steven J. Murphy
Vice President Finance and Chief Financial Officer